Exhibit 99.1

NEWS RELEASE
Contacts:	Rob Capps, President & CEO MIND Technology, Inc. 281-353-4475

Ken Dennard / Zach Vaughan 713-529-6600 MIND@dennardlascar.com

MIND TECHNOLOGY, INC. REPORTS

FISCAL 2024 FOURTH QUARTER AND YEAR-END RESULTS

THE WOODLANDS, TX – April 29, 2024 – MIND Technology, Inc. (NASDAQ: MIND) (“MIND” or the “Company”) today announced financial results for its fiscal 2024 fourth quarter and year ended January 31, 2024.

Revenues from continuing operations for the fourth quarter of fiscal 2024 were approximately $13.4 million compared to $5.0 million in the third quarter of fiscal 2024 and $8.9 million in the fourth quarter of fiscal 2023.

The Company reported operating income from continuing operations of approximately $2.3 million for the fourth quarter of fiscal 2024 compared to an operating loss of $1.5 million for the third quarter of fiscal 2024 and operating income of $595,000 in the fourth quarter of fiscal 2023. For the full year of fiscal 2024 the Company reported operating income from continuing operations of $518,000 compared to a loss of $5.6 million in fiscal 2023. Net income for the fourth quarter of fiscal 2024 amounted to approximately $1.4 million compared to $568,000 in the third quarter of fiscal 2024 and $666,000 in the fourth quarter of fiscal 2023. Fourth quarter of fiscal 2024 net income attributable to common shareholders (after declared and undeclared preferred stock dividends) was $494,000, or $0.35 per share compared to a net loss of $379,000, or a loss of $0.27 per share in the third quarter of fiscal 2024 and a net loss of $281,000, or a loss of $0.20 per share in the fourth quarter of fiscal 2023.

Adjusted EBITDA from continuing operations for the fourth quarter of fiscal 2024 was $2.6 million compared to a loss of $1.1 million in the third quarter of fiscal 2024 and adjusted EBITDA of $1.5 million in the fourth quarter of fiscal 2023. Adjusted EBITDA from continuing operations, which is a non-GAAP measure, is defined and reconciled to reported net income (loss) from continuing operations and cash used in operating activities in the accompanying financial tables. These are the most directly comparable financial measures calculated and presented in accordance with United States generally accepted accounting principles, or GAAP.

The backlog of Marine Technology Products related to our Seamap segment as of January 31, 2024 was approximately $38.4 million compared to $15.7 million at January 31, 2023 and $37.4 million at October 31, 2023.

Rob Capps, MIND’s President and Chief Executive Officer, stated, “We are pleased to report solid results for the fiscal fourth quarter and our first profitable fiscal year since 2014.  This is a significant milestone and a reflection of the efforts that we’ve made to strategically position the Company for future growth.

“We enter fiscal 2025 with backlog over $38 million, which represents another sequential backlog increase, and is over 145% above our backlog at the start of fiscal 2024. With our current visibility, healthy customer engagement, strong backlog and favorable macroeconomic tailwinds, we expect revenue growth and increased Adjusted EBITDA in fiscal 2025, and we anticipate another profitable fiscal year for MIND. As we have seen this past year, a growing business does not come without challenges.  Managing our liquidity and increased working capital requirements remain a focus for us.” concluded Capps.

CONFERENCE CALL

Management has scheduled a conference call for Tuesday, April 30, 2024 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) to discuss the Company’s fiscal 2024 fourth quarter and year-end results.  To access the call, please dial (412) 902-0030 and ask for the MIND Technology call at least 10 minutes prior to the start time.  Investors may also listen to the conference live on the MIND Technology website, http://mind-technology.com, by logging onto the site and clicking “Investor Relations”. A telephonic replay of the conference call will be available through May 7, 2024 and may be accessed by calling (201) 612-7415 and using passcode 13745684#.  A webcast archive will also be available at http://mind-technology.com shortly after the call and will be accessible for approximately 90 days.  For more information, please contact Dennard Lascar Investor Relations by email at MIND@dennardlascar.com.

ABOUT MIND TECHNOLOGY

MIND Technology, Inc. provides technology to the oceanographic, hydrographic, defense, seismic and security industries.  Headquartered in The Woodlands, Texas, MIND has a global presence with key operating locations in the United States, Singapore, Malaysia, and the United Kingdom.  Its Seamap unit designs, manufactures and sells specialized, high performance, marine exploration and survey equipment.

Forward-looking Statements

Certain statements and information in this press release concerning results for the quarter and year ended January 31, 2024 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature.  These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us.  While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.  All comments concerning our expectations for future revenues and operating results are based on our forecasts of our existing operations and do not include the potential impact of any future acquisitions or dispositions.  Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, without limitation, reductions in our customers’ capital budgets, our own capital budget, limitations on the availability of capital or higher costs of capital and volatility in commodity prices for oil and natural gas.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, unless required by law, whether as a result of new information, future events or otherwise. All forward-looking statements included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

Non-GAAP Financial Measures

Certain statements and information in this press release contain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP.  Company management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Company management also believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company's business trends and to understand the Company's performance. In addition, the Company may utilize non-GAAP financial measures as guides in its forecasting, budgeting, and long-term planning processes and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.  Reconciliation of Backlog, which is a non-GAAP financial measure, is not included in this press release due to the inherent difficulty and impracticality of quantifying certain amounts that would be required to calculate the most directly comparable GAAP financial measures.

Tables to Follow

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	January 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$5,289	$778
Accounts receivable, net of allowance for credit losses of $332 and $332 at January 31, 2024 and 2023, respectively	6,566	3,247
Inventories, net	13,371	11,026
Prepaid expenses and other current assets	3,113	1,400
Current assets of discontinued operations	—	5,783
Total current assets	28,339	22,234
Property and equipment, net	818	953
Operating lease right-of-use assets	1,324	1,749
Intangible assets, net	2,888	3,633
Deferred tax asset	122	—
Long-term assets of discontinued operations	—	4,289
Total assets	$33,491	$32,858
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,623	$2,494
Deferred revenue	203	144
Accrued expenses and other current liabilities	5,586	1,477
Income taxes payable	2,114	1,493
Operating lease liabilities - current	751	903
Current liabilities of discontinued operations	—	2,420
Total current liabilities	10,277	8,931
Operating lease liabilities - non-current	573	846
Deferred tax liability	—	29
Total liabilities	10,850	9,806
Stockholders’ equity:
Preferred stock, $1.00 par value; 2,000 shares authorized; 1,683 shares issued and outstanding at each January 31, 2024, and 2023	37,779	37,779
Common stock $0.01 par value; 40,000 shares authorized; 1,406 and 1,599 shares issued at January 31, 2024 and 2023, respectively	14	16
Additional paid-in capital	113,121	129,721
Treasury stock, at cost (0 and 193 shares at January 31, 2024 and 2023, respectively)	—	(16,863)
Accumulated deficit	(128,307)	(127,635)
Accumulated other comprehensive gain	34	34
Total stockholders’ equity	22,641	23,052
Total liabilities and stockholders’ equity	$33,491	$32,858

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended January 31,		For the Twelve Months Ended January 31,
	2024	2023	2024	2023
Revenues:
Sale of marine technology products	$13,378	$8,870	$36,510	$25,012
Cost of sales:
Sale of marine technology products	7,137	4,616	20,539	15,062
Gross profit	6,241	4,254	15,971	9,950
Operating expenses:
Selling, general and administrative	2,982	3,016	12,142	12,883
Research and development	654	310	2,133	1,373
Depreciation and amortization	286	333	1,178	1,344
Total operating expenses	3,922	3,659	15,453	15,600
Operating income (loss)	2,319	595	518	(5,650)
Other (expense) income	(80)	446	(280)	256
Income (loss) from continuing operations before income taxes	2,239	1,041	238	(5,394)
Provision for income taxes	(748)	(319)	(1,338)	(699)
Income (loss) from continuing operations	1,491	722	(1,100)	(6,093)
Income (loss) from discontinued operations, net of income taxes	(50)	(56)	1,374	(2,739)
Net income (loss)	$1,441	$666	$274	$(8,832)
Preferred stock dividends - declared	—	—	(946)	(947)
Preferred stock dividends - undeclared	(947)	(947)	(2,842)	(2,841)
Net income (loss) attributable to common stockholders	$494	$(281)	$(3,514)	$(12,620)
Net income (loss) per common share - Basic and diluted
Continuing operations	$0.39	$(0.16)	$(3.48)	$(7.03)
Discontinued operations	$(0.04)	$(0.04)	$0.98	$(1.95)
Net income (loss)	$0.35	$(0.20)	$(2.50)	$(8.98)
Shares used in computing loss per common share:
Basic	1,406	1,406	1,406	1,405
Diluted	1,406	1,406	1,406	1,405

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Year Ended January 31,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$274	$(8,832)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	1,516	1,887
Stock-based compensation	261	654
Non-cash cumulative translation adjustment for discontinued operations	—	1,626
Gain on sale of Klein	(2,343)	—
Provision for inventory obsolescence	341	445
Gross profit from sale of other equipment	(476)	(939)
Deferred tax benefit	(153)	(62)
Changes in:
Accounts receivable	(3,343)	4,890
Unbilled revenue	25	(26)
Inventories	(3,601)	(1,756)
Income taxes receivable and payable	635	441
Accounts payable, accrued expenses and other current liabilities	(334)	775
Prepaid expenses and other current and long-term assets	(847)	(10)
Deferred revenue	3,078	(1,998)
Net cash used in operating activities	(4,967)	(2,905)
Cash flows from investing activities:
Cost incurred to develop technology	(49)	(12)
Purchases of property and equipment	(241)	(570)
Sale of other assets	476	1,052
Proceeds from the sale of Klein, net	10,832	—
Net cash provided by investing activities	11,018	470
Cash flows from financing activities:
Net proceeds from short-term loan	2,947	—
Payment on short-term loan	(3,750)	—
Refund of prepaid interest on short-term loan	214
Repurchase of common stock	—	(1)
Preferred stock dividends	(946)	(1,894)
Net cash used in financing activities	(1,535)	(1,895)
Effect of changes in foreign exchange rates on cash and cash equivalents	(5)	(6)
Net increase (decrease) in cash and cash equivalents	4,511	(4,336)
Cash and cash equivalents, beginning of period	778	5,114
Cash and cash equivalents, end of period	$5,289	$778

MIND TECHNOLOGY, INC.

Reconciliation of Net Loss From Continuing Operations and Net Cash Used in Operating Activities to EBITDA and

Adjusted EBITDA From Continuing Operations

(in thousands)

(unaudited)

	For the Three Months Ended January 31,		For the Twelve Months Ended January 31,
	2024	2023	2024	2023
	(in thousands)		(in thousands)
Reconciliation of Net Income (loss) to EBITDA and Adjusted EBITDA from continuing operations
Net income (loss)	$1,441	$666	$274	$(8,832)
Interest expense, net	$98	$—	$634	$4
Depreciation and amortization	286	473	1,516	1,887
Provision for income taxes	742	319	1,355	699
EBITDA	2,567	1,458	3,779	(6,242)
(Income) loss from discontinued operations net of depreciation and amortization	54	(85)	(1,729)	2,196
Stock-based compensation	(3)	130	261	654
Adjusted EBITDA from continuing operations (1)	$2,618	$1,503	$2,311	$(3,392)
Reconciliation of Net Cash Used In Operating Activities to EBITDA
Net cash provided by (used in) operating activities	$657	$(653)	$(4,967)	$(2,905)
Stock-based compensation	3	(130)	(261)	(654)
Provision for inventory obsolescence	(318)	(377)	(341)	(445)
Changes in accounts receivable (current and long-term)	2,681	118	3,318	(4,864)
Interest paid	98	—	634	—
Taxes paid, net of refunds	230	—	847	371
Gain on sale of other equipment	91	670	476	939
Gain on the sale of Klein	(50)		2,343
Changes in inventory	427	(1,143)	3,601	1,756
Changes in accounts payable, accrued expenses and other current liabilities and deferred revenue	(2,674)	2,534	(2,744)	1,223
Changes in prepaid expenses and other current and long-term assets	1,413	516	847	10
Non-cash cumulative translation adjustment for discontinued operations	—	—	—	(1,626)
Other	9	(77)	26	(47)
EBITDA (1)	$2,567	$1,458	$3,779	$(6,242)

1.

EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as net income before (a) interest income and interest expense, (b) provision for (or benefit from) income taxes and (c) depreciation and amortization. Adjusted EBITDA excludes non-cash foreign exchange gains and losses, stock-based compensation, impairment of intangible assets, other non-cash tax related items and non-cash costs of lease pool equipment sales. We consider EBITDA and Adjusted EBITDA to be important indicators for the performance of our business, but not measures of performance or liquidity calculated in accordance with GAAP. We have included these non-GAAP financial measures because management utilizes this information for assessing our performance and liquidity, and as indicators of our ability to make capital expenditures, service debt and finance working capital requirements and we believe that EBITDA and Adjusted EBITDA are measurements that are commonly used by analysts and some investors in evaluating the performance and liquidity of companies such as us. In particular, we believe that it is useful to our analysts and investors to understand this relationship because it excludes transactions not related to our core cash operating activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under GAAP and should not be considered in isolation or as alternatives to cash flow from operating activities or net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. In evaluating our performance as measured by EBITDA, management recognizes and considers the limitations of this measurement. EBITDA and Adjusted EBITDA do not reflect our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA and Adjusted EBITDA are only two of the measurements that management utilizes. Other companies in our industry may calculate EBITDA or Adjusted EBITDA differently than we do and EBITDA and Adjusted EBITDA may not be comparable with similarly titled measures reported by other companies.